UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2013

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Accuray Incorporated (the “Company”) approved a Form of 2014 Market Stock Unit Grant Notice and Award Agreement (the “MSU Agreement”) to be used to set forth the terms of grants of market stock units to certain participants in the Company’s 2007 Incentive Award Plan, including the Company’s named executive officers.

The MSU Agreement contemplates that awards will vest in full upon the Committee’s certification that the Company has achieved certain specified performance goals during a performance period specified by the Committee.  Pursuant to the MSU Agreement, a participant will forfeit the award in the event that the participant ceases to be an employee, consultant, or director of the Company for any reason prior to the award vesting and/or in the event that the Company fails to meet the specified performance goals during the performance period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

Number	Description
99.1	Form of 2014 Market Stock Unit Grant Notice and Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: September 26, 2013	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	Form of 2014 Market Stock Unit Grant Notice and Award Unit Agreement